Exhibit 2

Schedule 13D

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

All of the following persons are citizens of the Republic of Portugal, except Mr. Rafael Luís Mora Funes, who is citizen of Spain, and Messrs. Jacob Cornelis Willem van Burg, Robert Willem de Koning, Jan Reint Baron de Vos van Steenwijk and Franciscus Willem Josephine Johannes Welman, who are citizens of The Netherlands. The business address of both Mr. Nuno Rocha dos Santos de Almeida e Vasconcellos and Mr. Rafael Luís Mora Funes is Av. das Nações Unidas, nº 11.541, 14º andar, cj. 141, Sala E, Brooklin, CEP 04578-907 - São Paulo, Brazil.

NAME	POSITION AT REPORTING ENTITY	PRINCIPAL OCCUPATION OR EMPLOYMENT	BUSINESS ADDRESS	BENEFICIAL OWNERSHIP
RS Holding, SGPS, S.A.	Rua Vitor Cordon, nº 19, 1200-482 Lisbon, Portugal
Nuno Rocha dos Santos de Almeida e Vasconcellos	Chairman of the Board	Managing Director, RS Holding, Ongoing and Insight	Av. das Nações Unidas, nº 11.541, 14º andar, cj. 141, Sala E, Brooklin, CEP 04578-907 - São Paulo, Brazil	See Item 5.
Rafael Luís Mora Funes	Vice-Chairman	Managing Director, RS Holding, Ongoing and Insight	Av. das Nações Unidas, nº 11.541, 14º andar, cj. 141, Sala E, Brooklin, CEP 04578-907 - São Paulo, Brazil	501 Shares*
James Edward Risso-Gill	Director	Non-Executive Director	Rua Vitor Cordon nº 19, 1200-482 Lisbon, Portugal	0

* Mr. Rafael Luis Mora Funes does not own any shares of Portugal Telecom. 501 shares of Portugal Telecom are held by his spouse. Mr. Mora Funes disclaims beneficial ownership of these shares.

NAME	POSITION AT REPORTING ENTITY	PRINCIPAL OCCUPATION OR EMPLOYMENT	BUSINESS ADDRESS	BENEFICIAL OWNERSHIP
Insight Strategic Investments, SGPS, S.A.	Rua Vitor Cordon, 19, 1200-482 Lisbon, Portugal
Nuno Rocha dos Santos de Almeida e Vasconcellos	Chairman of the Board and CEO	Managing Director, RS Holding, Ongoing and Insight	Av. das Nações Unidas, nº 11.541, 14º andar, cj. 141, Sala E, Brooklin, CEP 04578-907 - São Paulo, Brazil	See Item 5.

NAME	POSITION AT REPORTING ENTITY	PRINCIPAL OCCUPATION OR EMPLOYMENT	BUSINESS ADDRESS	BENEFICIAL OWNERSHIP
James Edward Risso-Gill	Director	Non-Executive Director	Rua Vitor Cordon nº 19, 1200-482 Lisbon, Portugal	0
Luís Alexandre Salgado Vieira da Silva	Director	Managing Director, Insight	Rua Vitor Cordon nº 19, 1200-482 Lisbon, Portugal	0

NAME	POSITION AT REPORTING ENTITY	PRINCIPAL OCCUPATION OR EMPLOYMENT	BUSINESS ADDRESS	BENEFICIAL OWNERSHIP
Ongoing Strategy Investments, SGPS, S.A.	Rua Vitor Cordon, 19, 1200-482 Lisbon – Portugal
Nuno Rocha dos Santos de Almeida e Vasconcellos	Chairman of the Board and CEO	Managing Director, RS Holding, Ongoing and Insight	Av. das Nações Unidas, nº 11.541, 14º andar, cj. 141, Sala E, Brooklin, CEP 04578-907 - São Paulo, Brazil	See Item 5.
Rafael Luis Mora Funes	Vice Chairman of the Board	Managing Director, RS Holding, Ongoing and Insight	Av. das Nações Unidas, nº 11.541, 14º andar, cj. 141, Sala E, Brooklin, CEP 04578-907 - São Paulo, Brazil	501 Shares*
James Edward Risso-Gill	Director	Non-Executive Director	Rua Vitor Cordon nº 19, 1200-482 Lisbon, Portugal	0
Gonçalo Faria de Carvalho	Director	Managing Director, Ongoing	Rua Vitor Cordon nº 19, 1200-482 Lisbon, Portugal	0

* Mr. Rafael Luis Mora Funes does not own any shares of Portugal Telecom. 501 of shares of Portugal Telecom are held by his spouse. Mr. Mora Funes disclaims beneficial ownership of these shares.

NAME	POSITION AT REPORTING ENTITY	PRINCIPAL OCCUPATION OR EMPLOYMENT	BUSINESS ADDRESS	BENEFICIAL OWNERSHIP
Nivalis Holding B.V. Herikerbergweg 238, Luna Arena, 1101 CM, Amsterdam Zuidoost, The Netherlands
TMF Netherlands B.V.	Sole Managing Director of Nivalis Holding B.V.		Herikerbergweg 238, Luna Arena 1101 CM Amsterdam Zuidoost P.O. Box 23393, 1100 DW Amsterdam Zuidoost The Netherlands	0

NAME	POSITION AT REPORTING ENTITY	PRINCIPAL OCCUPATION OR EMPLOYMENT	BUSINESS ADDRESS	BENEFICIAL OWNERSHIP
			Amsterdam Zuidoost P.O. Box 23393, 1100 DW Amsterdam Zuidoost The Netherlands
Jacob Cornelis Willem van Burg	Managing Director at TMF Netherlands B.V.	Managing Director, TMF Netherlands BV	Herikerbergweg 238, Luna Arena 1101 CM Amsterdam Zuidoost P.O. Box 23393, 1100 DW Amsterdam Zuidoost The Netherlands	0
Robert Willem de Koning	Managing Director at TMF Netherlands B.V.	Managing Director, TMF Netherlands BV	Herikerbergweg 238, Luna Arena 1101 CM Amsterdam Zuidoost P.O. Box 23393, 1100 DW Amsterdam Zuidoost The Netherlands	0
Jan Reint Baron de Vos van Steenwijk	Managing Director at TMF Netherlands B.V.	Managing Director, TMF Netherlands BV	Herikerbergweg 238, Luna Arena 1101 CM Amsterdam Zuidoost P.O. Box 23393, 1100 DW Amsterdam Zuidoost The Netherlands	0
Franciscus Willem Josephine Johannes Welman	Managing Director at TMF Netherlands B.V.	Managing Director, TMF Netherlands BV	Herikerbergweg 238, Luna Arena 1101 CM Amsterdam Zuidoost	0

NAME	POSITION AT REPORTING ENTITY	PRINCIPAL OCCUPATION OR EMPLOYMENT	BUSINESS ADDRESS	BENEFICIAL OWNERSHIP
P.O. Box 23393, 1100 DW Amsterdam Zuidoost The Netherlands